Supplemental Financial Information First Quarter 2022 investors.ironmountain.com

Table of Contents Section I - Q1 Earnings Press Release 3 Q1 2022 Earnings Press Release Section II - Company Profile 6 Section III - Financial Highlights Financial and Operating Highlights 7 Organic Revenue Growth 8 Section IV - Operational Metrics Worldwide Storage Volume 9 Operating Performance 10 Section V - Balance Sheets, Statements of Operations and Reconciliations Condensed Consolidated Balance Sheets 11 Condensed Consolidated Statements of Operations 12 Reconciliation of Net Income to Adjusted EBITDA 13 Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share 13 Reconciliation of Net Income to FFO and AFFO 14 Section VI - Storage and Service Reconciliation Storage Rental and Service Business Detail 16 Section VII - Real Estate Metrics 17 Global Real Estate Portfolio and Lease Obligations Facility Lease Expirations Section VIII - Data Center Customer and Portfolio Metrics Data Center Customer Lease Expiration and Leasing Activity Summary 18 Data Center Operating Portfolio and Total Potential Capacity 19 Data Center Expansion and Development Activity 20 Section IX - Capitalization and Debt Maturity Profile 21 Capitalization Debt Maturity Profile Section X - Capital Expenditures and Acquisitions Capital Expenditures and Investments 22 Business and Customer Acquisitions 23 Section XI - Appendix and Definitions 24 All figures except per share, megawatts (MW), kilowatts (kW), and facility counts in 000s unless noted All figures in reported dollars unless noted Figures may not foot due to rounding All figures for the quarter ended March 31, 2022 unless noted Unaudited investors.ironmountain.com Q1 2022 Supplemental Financial Information 2

IRON MOUNTAIN
Section I - Q1 Earnings Press Release

Iron Mountain Reports First Quarter Results

-- Net Income of $42 million; Achieves record quarterly Revenue and Adjusted EBITDA --

-- Data Center strength: Signs 35 megawatts in first quarter; raises full year projection to 130 megawatts --

BOSTON – April 28, 2022 – Iron Mountain Incorporated (NYSE: IRM), a global leader in innovative storage, data center infrastructure, asset lifecycle management and information management services, announces record financial and operating results for the first quarter of 2022. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release, are available on Iron Mountain's Investor Relations website. Reconciliations of non-GAAP measures to the appropriate GAAP measures are included herein.

"We are delighted to report that we have delivered exceptional performance in the first quarter, including all-time record revenue and Adjusted EBITDA. This result is reflective of our commitment to growth, the expansion of our offerings, continued resiliency in our storage businesses, deep customer relationships, and strength of our Mountaineers," said William L. Meaney, President and CEO of Iron Mountain. "Whilst it has been a difficult time from a geo-political perspective and our thoughts and prayers remain with those being so horrifically impacted by the war in Ukraine, our team has continued to not just look after our colleagues but to continue to stay focused in delivering for our customers. We continue to drive accelerated growth for our company and we are confident that this growth will continue as we are there to solve more of our customers' critical issues linked to their core storage - both physical as well as data center storage, digital transformation and asset lifecycle management initiatives. We remain laser focused on driving performance and growth for our customers and our shareholders."

Financial Performance Highlights for the First Quarter of 2022

($ in millions, except per share data)

	Three Months Ended		
	3/31/22	3/31/21	Y/Y % Change
Storage Rental Revenue	$751	$708	6%
Service Revenue	$497	$374	33%
Total Revenue	**$1,248**	**$1,082**	**15%**
Net Income (Loss)	$42	$47	(11)%
Adjusted EBITDA	$431	$381	13%
Adjusted EBITDA Margin	*34.5%*	*35.2%*	*(70 bps)*
AFFO	$264	$235	12%
AFFO per share	$0.91	$0.81	11%

- Total reported Revenues for the first quarter were $1.25 billion, compared with $1.08 billion in the first quarter of 2021, an increase of 15.3%. Excluding the impact of foreign currency exchange (FX), total reported Revenues increased 17.4% compared to the prior year, driven by a 35.4% increase in Service revenue, while Storage rental revenue increased 7.9%. Total service revenue growth was driven by the inclusion of ITRenew; on an organic constant currency basis, service revenue grew 16.1%.
- Net Income for the first quarter was $41.7 million compared with $46.6 million in the first quarter of 2021. Net Income in the first quarter of 2022 includes a loss related to the deconsolidation of operations related to OSG Records Management, partially offset by a gain associated with the merger of Makespace and Clutter.
- Adjusted EBITDA for the first quarter was $431.0 million, compared with $380.6 million in the first quarter of 2021, an increase of 13.3%. On a constant currency basis, Adjusted EBITDA increased by 15.3%, driven by the strong increase in Service revenue and productivity benefits.
- Reported EPS - Fully Diluted from Net Income Attributable to Iron Mountain Incorporated for the first quarter was $0.14, compared with $0.16 in the first quarter of 2021.
- Adjusted EPS for the first quarter was $0.38, compared with $0.32 in the first quarter of 2021. Adjusted EPS reflects a structural tax rate of 18.6% and 16.6%, in the first quarters of 2022 and 2021, respectively.
- FFO (Normalized) per share was $0.66 for the first quarter, compared with $0.63 in the first quarter of 2021, an increase of 4.8%, which includes $0.06 of amortization costs of intangibles related to ITRenew and losses related to the Ukraine business. Absent these costs, FFO per share was approximately $0.72, an increase of 14%.

investors.ironmountain.com Q1 2022 Supplemental Financial Information 3

IRON MOUNTAIN
Section I - Q1 Earnings Press Release

- AFFO was $264.2 million for the first quarter, compared with $235.4 million in the first quarter of 2021, an increase of 12.3%, driven by improved EBITDA. On a per share basis, AFFO per share was $0.91 for the first quarter, compared with $0.81 in the first quarter of 2021, an increase of 11.4%, driven by improved EBITDA.

- Global RIM business revenue increased 7.9% in the first quarter, or an 9.8% increase compared to the first quarter of 2021, excluding the impact of FX. Global RIM Adjusted EBITDA margin increased 100 basis points in the first quarter as compared to the first quarter of 2021. Improved profitability was driven by revenue management, productivity and strong volume levels.

- Global Data Center business revenue increased 36.4% in the first quarter, or a 38.1% increase compared to the first quarter of 2021, excluding the impact of FX. Through March 31, 2022, Iron Mountain has executed 35 megawatts of new and expansion leasing, including the full lease-up of its 27 megawatt LON-2 site. Subsequent to the end of the first quarter, the company executed a 72 megawatt lease on its Northern Virginia campus. This strong performance has led to an increase of the projection for new leases for 2022 from 50 megawatts to 130 megawatts.

- Corporate and Other business revenue increased 146.3% in the first quarter, driven by the benefit of the ITRenew acquisition as well as organic growth in the Fine Arts business. The legacy IT Asset Disposal business remains in the Global RIM segment, while the ITRenew transaction, which closed in late January, is included in Corporate and Other.

Dividend

On April 28, 2022, Iron Mountain's Board of Directors declared a quarterly cash dividend of $0.6185 per share for the second quarter. The second-quarter 2022 dividend is payable on July 6, 2022, for shareholders of record on June 15, 2022.

Guidance

Iron Mountain affirmed full year 2022 guidance, despite deconsolidating the businesses included in the acquisition of OSG Records Management Limited (excluding Ukraine), which in 2021 represented approximately $45 million of revenue and approximately $15 million of EBITDA; details are summarized in the table below.

2022 Guidance(1)

($ in millions, except per share data)	**2022 Guidance**	**Y/Y % Change**
Total Revenue	$5,125 - $5,275	14% - 17%
Adjusted EBITDA	$1,800 - $1,850	10% - 13%
AFFO	$1,085 - $1,120	7% - 11%
AFFO Per Share	$3.70 - $3.82	6% - 10%

(1) Iron Mountain does not provide a reconciliation of non-GAAP measures that it discusses as part of its annual guidance or long term outlook because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of exchange rates on Iron Mountain's transactions, loss or gain related to the disposition of real estate and other income or expense. Without this information, Iron Mountain does not believe that a reconciliation would be meaningful.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a global leader in innovative storage, asset lifecycle management and information management services. Founded in 1951 and trusted by more than 225,000 customers worldwide, Iron Mountain helps customers CLIMB HIGHER™ to transform their businesses. Through a range of services including digital transformation, data centers, secure records storage, information management, asset lifecycle management, secure destruction, and art storage and logistics, Iron Mountain helps businesses bring light to their dark data, enabling customers to unlock value and intelligence from their stored digital and physical assets at speed and with security, while helping them meet their environmental goals.

To learn more about Iron Mountain, please visit: www.IronMountain.com and follow @IronMountain on Twitter and LinkedIn.

investors.ironmountain.com Q1 2022 Supplemental Financial Information 4

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: We have made statements in this press release that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, economic performance, financial condition, goals, strategies, investment objectives, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability or inability to execute our strategic growth plan, including our ability to invest according to plan, grow our businesses (including through joint ventures), incorporate alternative technologies into our offerings, achieve satisfactory returns on new product offerings, continue our revenue management, expand internationally and manage our international operations, complete acquisitions on satisfactory terms, integrate acquired companies efficiently and transition to more sustainable sources of energy; (ii) changes in customer preferences and demand for our storage and information management services, including as a result of the shift from paper and tape storage to alternative technologies that require less physical space, (iii) the impact of our distribution requirements on our ability to execute our business plan; (iv) the severity and duration of the COVID-19 pandemic and its effects on the global economy, including its effects on us, the markets we serve and our customers and the third parties with whom we do business within those markets; (v) our ability to fund capital expenditures; (vi) our ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (vii) the costs of complying with, and our ability to comply with, laws, regulations and customer requirements, including those relating to data privacy and cybersecurity issues, as well as fire and safety and environmental standards; (viii) the impact of attacks on our internal information technology (“IT”) systems, including the impact of such incidents on our reputation and ability to compete and any litigation or disputes that may arise in connection with such incidents; (ix) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate, particularly as we consolidate operations and move records and data across borders; (x) our ability to raise debt or equity capital and changes in the cost of our debt; (xi) our ability to comply with our existing debt obligations and restrictions in our debt instruments; (xii) the impact of service interruptions or equipment damage and the cost of power on our data center operations; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) failures to implement and manage new IT systems; (xv) unexpected events, including those resulting from climate change or geopolitical events, which could disrupt our operations and adversely affect our reputation and results of operations; (xvi) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvii) the other risks described in our periodic reports filed with the SEC, including under the caption “Risk Factors” in Part I, Item 1A of our Annual Report. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this report. Reconciliation of Non-GAAP Measures Throughout this release, Iron Mountain discusses (1) Adjusted EBITDA, (2) Adjusted Earnings per Share (“Adjusted EPS”), (3) Funds from Operations (“FFO Nareit”), (4) FFO (Normalized), and (5) Adjusted Funds from Operations (“AFFO”). These measures do not conform to accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures are supplemental metrics designed to enhance our disclosure and to provide additional information that we believe to be important for investors to consider in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) attributable to Iron Mountain Incorporated or cash flows from operating activities (as determined in accordance with GAAP). The reconciliation of these measures to the appropriate GAAP measure, as required by Regulation G under the Securities Exchange Act of 1934, as amended, and their definitions are included later in this release. Investor Relations Contacts: Gillian Tiltman Sarah Barry SVP, Head of Investor Relations Manager, Investor Relations gillian.tiltman@ironmountain.com sarah.barry@ironmountain.com (617) 286-4881 (617) 237-6597 Section I - Q1 Earnings Press Release investors.ironmountain.com Q1 2022 Supplemental Financial Information 5

IRON MOUNTAIN
Section II - Company Profile

Facts and Figures

$4.7 Billion
Trailing Twelve-Month Revenue

225,000+
Customer Accounts

~25,000
Employees

~1,400
Facilities Worldwide

89 million+
Pieces of Media

725+ million
Cubic Feet of Global Storage Volume

First Quarter Revenue and Gross Profit Mix

Geographic Revenue Mix


4%
8%
20%
68%
North America
Latin America
Europe
Asia

Business Revenue Mix


40%
60%
Storage Rental
Service

Business Adjusted Gross Profit Mix


24%
76%
Storage Rental
Service

Product Revenue Mix


1%
9%
7%
3%
8%
6%
9%
57%
Records Management
Asset Lifecycle Management
Adjacent Businesses
Secure Shred
Data Management
Data Center
Global Digital Solutions
Consumer Storage

RM Revenue by Vertical - Customer Mix North America


2%
8%
16%
12%
6%
3%
3%
1%
50%
Healthcare
Legal
Insurance
Energy
Other
Federal
Financial
Life Sciences
Business Services

investors.ironmountain.com
Q1 2022 Supplemental Financial Information
6

IRON MOUNTAIN
Section III - Financial Highlights

Financial Highlights

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Storage Rental Revenue	$751,070	$725,177	$718,614	$718,272	$708,056
Service Revenue	$496,976	$434,410	$411,534	$401,484	$373,984
Total Revenues	**$1,248,046**	**$1,159,587**	**$1,130,148**	**$1,119,756**	**$1,082,040**
Adjusted EBITDA	$430,994	$430,734	$417,769	$405,631	$380,565
Adjusted EBITDA Margin	34.5 %	37.1 %	37.0 %	36.2 %	35.2 %
Net Income (Loss) Attributable to Iron Mountain Incorporated	$42,299	$61,648	$67,683	$275,285	$45,603
Reported EPS - Fully Diluted	$0.14	$0.21	$0.23	$0.95	$0.16
Adjusted EPS	$0.38	$0.43	$0.40	$0.38	$0.32
FFO (Normalized)	$193,103	$216,757	$208,836	$199,963	$181,338
FFO (Normalized) per Share	$0.66	$0.74	$0.72	$0.69	$0.63
AFFO	$264,234	$267,032	$263,484	$245,992	$235,391
AFFO per Share	$0.91	$0.92	$0.90	$0.85	$0.81
Dividend per Share	$0.62	$0.62	$0.62	$0.62	$0.62
TTM AFFO Payout Ratio	69.3 %	71.2 %	76.8 %	80.7 %	80.1 %
Weighted Average Common Shares Outstanding - Diluted	291,846	291,811	291,482	291,079	289,528
Net Lease-Adjusted Leverage Ratio	5.4x	5.3x	5.4x	5.3x	5.5x

Operating Highlights

	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021
Organic Storage Rental Revenue Growth	6.8 %	3.6 %	2.3 %	2.5 %	1.7 %
Organic Service Revenue Growth	16.1 %	17.6 %	17.7 %	25.5 %	(4.8)%
Total Volume - Storage	727,653	726,246	726,831	715,772	711,342
Storage Facility Capacity Utilization	80.9 %	80.9 %	81.8 %	84.0 %	82.3 %
Records Management Retention Rate	93.8 %	94.1 %	94.4 %	94.4 %	94.4 %
Storage Revenue / Sq. Ft	$8.21	$7.86	$7.83	$7.93	$7.88
Storage NOI / Sq. Ft	$6.60	$6.45	$6.39	$6.43	$6.33
Data Center:					
Leasable Megawatts	176.8	176.4	156.6	144.7	136.4
Leased % - Stabilized	91.6 %	91.2 %	89.4 %	88.4 %	88.5 %
Leased % - Total	90.7 %	89.3 %	85.0 %	83.0 %	85.2 %
Kilowatts Leased - New/Expansion	35,048	27,199	8,989	3,610	9,035
Churn	2.0 %	0.8 %	3.9 %	1.9 %	2.3 %
Number of Facilities	20	19	19	15	15
Number of Markets	18	16	16	13	13

investors.ironmountain.com Q1 2022 Supplemental Financial Information 7

Organic Revenue Growth (1) Q1 2022 Reported Constant Currency Organic Revenue Storage Rental 6.1% 7.9% 6.8% Service 32.9% 35.4% 16.1% Total Revenues 15.3% 17.4% 10.0% Total Organic Revenue Growth (7.2)% (3.4)% (3.4)% (0.6)% 9.7% 7.4% 8.5% 10.0% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 (12.0)% (8.0)% (4.0)% 0.0% 4.0% 8.0% 12.0% Organic Storage Rental Revenue Growth 2.3% 2.5% 1.7% 1.7% 2.5% 2.3% 3.6% 6.8% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 0.0% 2.0% 4.0% 6.0% 8.0% Organic Service Revenue Growth (23.1)% (13.5)% (12.1)% (4.8)% 25.5% 17.7% 17.6% 16.1% Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 (40.0)% (30.0)% (20.0)% (10.0)% 0.0% 10.0% 20.0% 30.0% (1) Constant Currency and excluding impact from business acquisitions and divestitures. Section III - Financial Highlights investors.ironmountain.com Q1 2022 Supplemental Financial Information 8

Worldwide Storage Volume Records and Information Management Adjacent Businesses Consumer and Other Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 500,000 550,000 600,000 650,000 700,000 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Records and Information Management 712,388 712,009 711,148 708,981 708,587 710,790 720,069 718,510 716,810 Adjacent Businesses 5,938 5,906 6,534 7,077 7,335 7,683 7,961 7,934 8,084 Consumer and Other 4,308 6,495 8,967 10,373 12,694 14,613 16,250 17,442 20,466 Previously Reported Total Volume - Storage (1) 722,634 724,411 726,649 726,430 728,616 733,086 744,280 743,886 745,359 Deconsolidated Businesses (15,711) (17,286) (17,402) (17,197) (17,274) (17,314) (17,449) (17,640) (17,706) Total Volume - Storage 706,923 707,126 709,247 709,233 711,342 715,772 726,831 726,246 727,653 Business acquisitions during the quarter (2) 18,389 3,555 272 — — 5,020 10,743 — — (1) Reflects volume previously reported for entities which we deconsolidated in Q1 2022. (2) Business acquisitions volume acquired during the quarter included in total volume. Section IV - Operational Metrics investors.ironmountain.com Q1 2022 Supplemental Financial Information 9

IRON MOUNTAIN
Section IV - Operational Metrics

Operating Performance

	Q1 2022	Q4 2021	Q1 2021	Y/Y % Change Reported	Y/Y % Change Constant Currency	Y/Y % Change Organic Growth (1)
Global RIM Business						
Storage Rental	$638,041	$622,507	$610,694	4.5%	6.4%	4.6%
Service	405,541	397,853	356,600	13.7%	15.8%	14.1%
Total Revenues	$1,043,582	$1,020,360	$967,294	7.9%	9.8%	8.1%
Adjusted EBITDA	**$451,249**	**$452,559**	**$408,562**			
Adjusted EBITDA Margin	*43.2 %*	*44.4 %*	*42.2 %*			
Global Data Center Business						
Storage Rental	$87,451	$78,787	$67,157	30.2%	31.7%	26.3%
Service	9,536	11,439	3,951	141.4%	147.5%	144.4%
Total Revenues	$96,987	$90,226	$71,108	36.4%	38.1%	32.8%
Adjusted EBITDA	**$41,977**	**$38,388**	**$30,432**			
Adjusted EBITDA Margin	*43.3 %*	*42.5 %*	*42.8 %*			
Corporate and Other Business						
Storage Rental	$25,578	$23,884	$30,205	(15.3)%	(14.9)%	8.0%
Service	81,899	25,118	13,433	509.7%	525.5%	30.5%
Total Revenues	$107,477	$49,001	$43,638	146.3%	149.0%	16.4%
Adjusted EBITDA	**$(62,232)**	**$(60,213)**	**$(58,429)**			
Total Consolidated						
Storage Rental	$751,070	$725,177	$708,056	6.1%	7.9%	6.8%
Service	$496,976	434,410	373,984	32.9%	35.4%	16.1%
Total Revenues	$1,248,046	$1,159,587	$1,082,040	15.3%	17.4%	10.0%
Adjusted EBITDA	**$430,994**	**$430,734**	**$380,565**			
Adjusted EBITDA Margin	*34.5 %*	*37.1 %*	*35.2 %*			

(1) Constant Currency and excluding impact from business acquisitions and divestitures.

investors.ironmountain.com Q1 2022 Supplemental Financial Information 10

Condensed Consolidated Balance Sheets 3/31/2022 12/31/2021 ASSETS Current Assets: Cash and Cash Equivalents $195,660 $255,828 Accounts Receivable, Net 1,063,723 961,419 Prepaid Expenses and Other 268,312 224,020 Total Current Assets $1,527,695 $1,441,267 Property, Plant and Equipment: Property, Plant and Equipment $8,748,937 $8,647,303 Less: Accumulated Depreciation (4,078,290) (3,979,159) Property, Plant and Equipment, Net $4,670,647 $4,668,144 Other Assets, Net: Goodwill $5,023,691 $4,463,531 Customer and Supplier Relationships and Other Intangible Assets 1,581,429 1,181,043 Operating Lease Right-of-Use Assets 2,343,627 2,314,422 Other 480,887 381,624 Total Other Assets, Net $9,429,634 $8,340,620 Total Assets $15,627,976 $14,450,031 LIABILITIES AND EQUITY Current Liabilities: Current Portion of Long-term Debt $91,180 $309,428 Accounts Payable 424,064 369,145 Accrued Expenses and Other Current Liabilities 883,323 1,032,537 Deferred Revenue 301,965 307,470 Total Current Liabilities $1,700,532 $2,018,580 Long-term Debt, Net of Current Portion 10,143,011 8,962,513 Long-term Operating Lease Liabilities, Net of Current Portion 2,196,846 2,171,472 Other Long-term Liabilities 407,826 144,053 Deferred Income Taxes 347,562 223,934 Redeemable Noncontrolling Interests 73,428 72,411 Total Long-term Liabilities $13,168,673 $11,574,383 Total Liabilities $14,869,205 $13,592,963 Equity Total Equity $758,771 $857,068 Total Liabilities and Equity $15,627,976 $14,450,031 Section V - Balance Sheets, Statements of Operations and Reconciliations investors.ironmountain.com Q1 2022 Supplemental Financial Information 11

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Condensed Consolidated Statements of Operations

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Storage Rental	$751,070	$725,177	3.6 %	$708,056	6.1 %
Service	496,976	434,410	14.4 %	373,984	32.9 %
Total Revenues	**$1,248,046**	**$1,159,587**	**7.6 %**	**$1,082,040**	**15.3 %**
Operating Expenses:					
Cost of Sales (excluding Depreciation and Amortization)	$546,622	$479,078	14.1 %	$451,909	21.0 %
Selling, General and Administrative	280,723	262,461	7.0 %	258,723	8.5 %
Depreciation and Amortization	183,615	173,277	6.0 %	165,642	10.9 %
Acquisition and Integration Costs	15,661	9,349	67.5 %	—	—
Restructuring Charges	—	76,740	(100.0)%	39,811	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net	(705)	(37,720)	(98.1)%	(4,451)	(84.2)%
Total Operating Expenses	**$1,025,916**	**$963,185**	**6.5 %**	**$911,634**	**12.5 %**
Operating Income (Loss)	**$222,130**	**$196,402**	**13.1 %**	**$170,406**	**30.4 %**
Interest Expense, Net	114,442	104,510	9.5 %	104,422	9.6 %
Other Expense (Income), Net	55,901	7,214	674.9 %	4,713	1,086.1 %
Net Income (Loss) Before Provision (Benefit) for Income Taxes	**$51,787**	**$84,678**	**(38.8)%**	**$61,271**	**(15.5)%**
Provision (Benefit) for Income Taxes	10,080	23,217	(56.6)%	14,640	(31.1)%
Net Income (Loss)	**$41,707**	**$61,461**	**(32.1)%**	**$46,631**	**(10.6)%**
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(592)	(187)	216.6 %	1,028	(157.6)%
Net Income (Loss) Attributable to Iron Mountain Incorporated	**$42,299**	**$61,648**	**(31.4)%**	**$45,603**	**(7.2)%**
Net Income (Loss) Per Share Attributable to Iron Mountain Incorporated:					
Basic	$0.15	$0.21	(28.6)%	$0.16	(6.3)%
Diluted	$0.14	$0.21	(33.3)%	$0.16	(12.5)%
Weighted Average Common Shares Outstanding - Basic	290,328	290,064	0.1 %	288,756	0.5 %
Weighted Average Common Shares Outstanding - Diluted	291,846	291,811	—	289,528	0.8 %

investors.ironmountain.com Q1 2022 Supplemental Financial Information 12

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Net Income to Adjusted EBITDA

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Net Income (Loss)	**$41,707**	**$61,461**	**(32.1)%**	**$46,631**	**(10.6)%**
Add / (Deduct):					
Interest Expense, Net	114,442	104,510	9.5 %	104,422	9.6 %
Provision (Benefit) for Income Taxes	10,080	23,217	(56.6)%	14,640	(31.1)%
Depreciation and Amortization	183,615	173,277	6.0 %	165,642	10.9 %
Acquisition and Integration Costs	15,661	9,349	67.5 %	—	—
Restructuring Charges	—	76,740	(100.0)%	39,811	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	(705)	(37,720)	(98.1)%	(4,451)	(84.2)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	53,515	3,255	1,543.9 %	2,121	2,422.6 %
Stock-Based Compensation Expense	11,341	15,088	(24.8)%	10,733	5.7 %
Our Share of Adjusted EBITDA Reconciling Items from our Unconsolidated Joint Ventures	1,338	1,557	(14.0)%	1,016	31.9 %
Adjusted EBITDA	**$430,994**	**$430,734**	**0.1 %**	**$380,565**	**13.3 %**

Reconciliation of Reported Earnings per Share to Adjusted Earnings per Share

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Reported EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.14**	**$0.21**	**(31.4)%**	**$0.16**	**(8.0)%**
Add / (Deduct):					
Acquisition and Integration Costs	0.05	0.03	67.5 %	—	—
Restructuring Charges	—	0.26	(100.0)%	0.14	(100.0)%
Amortization Related to the Write-Off of Certain Customer Relationship Intangible Assets	0.02	—	—	—	—
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Including Real Estate)	—	(0.13)	(100.0)%	(0.02)	(84.3)%
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	0.18	0.01	1,536.1 %	0.01	2,403.1 %
Stock-Based Compensation Expense	0.04	0.05	(24.8)%	0.04	4.8 %
Tax Impact of Reconciling Items and Discrete Tax Items (1)	(0.05)	(0.01)	336.2 %	(0.01)	334.7 %
Adjusted EPS - Fully Diluted from Net Income (Loss) Attributable to Iron Mountain Incorporated	**$0.38**	**$0.43**	**(9.9)%**	**$0.32**	**22.0 %**

(1) The difference between our effective tax rates and our structural tax rate (or adjusted effective tax rates) for the quarters ended March 31, 2022 and 2021, is primarily due to (i) the reconciling items above, which impact our reported net income (loss) before provision(benefit) for income taxes and (ii) other discrete tax items. Our structural tax rate for purposes of the calculation of Adjusted EPS for the quarters ended March 31, 2022 and 2021 was 18.6% and 16.6%, respectively, and quarter ended December 31, 2021 was 17.7%. The Tax Impact of Reconciling Items and Discrete Tax Items is calculated using the current quarter's estimate of the annual structural tax rate for the full year. This may result in the current period adjustment plus prior reported quarterly adjustments not summing to the full year adjustment.

investors.ironmountain.com Q1 2022 Supplemental Financial Information 13

IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Net Income to FFO and AFFO

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Net Income	**$41,707**	**$61,461**	**(32.1)%**	**$46,631**	**(10.6)%**
Add / (Deduct):					
Real Estate Depreciation (1)	79,333	77,423	2.5 %	76,047	4.3 %
Loss (Gain) on Sale of Real Estate, Net of Tax	214	(36,859)	(100.6)%	(4,305)	(105.0)%
Data Center Lease-Based Intangible Asset Amortization (2)	4,123	10,910	(62.2)%	10,483	(60.7)%
FFO (Nareit)	**$125,377**	**$112,935**	**11.0 %**	**$128,856**	**(2.7)%**
Add / (Deduct):					
Acquisition and Integration Costs	15,661	9,349	67.5 %	—	—
Restructuring Charges	—	76,740	(100.0)%	39,811	(100.0)%
(Gain) Loss on Disposal/Write-Down of PP&E, Net (Excluding Real Estate)	(919)	(861)	6.8 %	(146)	531.3 %
Other Expense (Income), Net, Excluding our Share of Losses (Gains) from our Unconsolidated Joint Ventures	53,515	3,255	1,543.9 %	2,121	2,422.6 %
Stock-Based Compensation Expense	11,341	15,088	(24.8)%	10,733	5.7 %
Real Estate Financing Lease Depreciation	3,780	3,844	(1.7)%	3,536	6.9 %
Tax Impact of Reconciling Items and Discrete Tax Items (3)	(15,632)	(3,586)	335.9 %	(3,569)	338.0 %
Our Share of FFO (Normalized) Reconciling Items from our Unconsolidated Joint Ventures	(20)	(8)	168.2 %	(4)	370.9 %
FFO (Normalized)	**$193,103**	**$216,757**	**(10.9)%**	**$181,338**	**6.5 %**
Per Share Amounts (Fully Diluted Shares):					
FFO (Nareit)	$0.43	$0.39	10.3 %	$0.45	(4.4)%
FFO (Normalized)	$0.66	$0.74	(10.8)%	$0.63	4.8 %
Weighted Average Common Shares Outstanding - Basic	290,328	290,064	0.1 %	288,756	0.5 %
Weighted Average Common Shares Outstanding - Diluted	291,846	291,811	—	289,528	0.8 %

(1) Includes depreciation expense related to owned real estate assets (land improvements, buildings, building improvements, leasehold of improvements and racking), excluding depreciation related to real estate financing leases.
(2) Includes amortization expense for Data Center In-Place Lease Intangible Assets and Data Center Tenant Relationship Intangible Assets.
(3) Represents the tax impact of (i) the reconciling items above, which impact our reported net income (loss) before provision (benefit) for income taxes and (ii) other discrete tax items.

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IRON MOUNTAIN
Section V - Balance Sheets, Statements of Operations and Reconciliations

Reconciliation of Net Income to FFO and AFFO (Continued)

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
FFO (Normalized)	**$193,103**	**$216,757**	**(10.9)%**	**$181,338**	**6.5 %**
Add / (Deduct):					
Non-Real Estate Depreciation	37,280	36,535	2.0 %	34,866	6.9 %
Amortization Expense (1)	50,494	36,181	39.6 %	33,486	50.8 %
Amortization of Deferred Financing Costs	5,610	4,078	37.6 %	4,127	35.9 %
Revenue Reduction Associated with Amortization of Permanent Withdrawal Fees and Above - and Below-Market Leases	1,860	2,274	(18.2)%	2,263	(17.8)%
Non-Cash Rent Expense (Income)	3,126	2,165	44.4 %	5,410	(42.2)%
Reconciliation to Normalized Cash Taxes	6,435	13,009	(50.5)%	1,574	308.8 %
Our Share of AFFO Reconciling Items from our Unconsolidated Joint Ventures	1,110	1,747	(36.5)%	911	21.8 %
Less:					
Recurring Capital Expenditures	34,785	45,714	(23.9)%	28,583	21.7 %
AFFO	**$264,234**	**$267,032**	**(1.0)%**	**$235,391**	**12.3 %**
Per Share Amounts (Fully Diluted Shares):					
AFFO Per Share	**$0.91**	**$0.92**	**(1.1)%**	**$0.81**	**11.4 %**
Weighted Average Common Shares Outstanding - Basic	290,328	290,064	0.1 %	288,756	0.5 %
Weighted Average Common Shares Outstanding - Diluted	291,846	291,811	—	289,528	0.8 %

(1) Includes Customer Relationship Value, intake costs, acquisition of customer and supplier relationships, and other intangibles. Excludes amortization of capitalized commissions of $8.6M, $8.4M, and $7.2M in Q1 2022, Q4 2021, and Q1 2021, respectively.

investors.ironmountain.com Q1 2022 Supplemental Financial Information 15

IRON MOUNTAIN
Section VI - Storage and Service Reconciliation

Storage Rental and Service Business Detail

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Storage Rental Business Detail					
Total Storage Rental Revenue	**$751,070**	**$725,177**	**3.6 %**	**$708,056**	**6.1 %**
Plus: Terminations/Permanent Withdrawal Fees	8,363	7,763	7.7 %	6,953	20.3 %
Total Revenue from Adjusted Storage Rental Activities	**$759,433**	**$732,940**	**3.6 %**	**$715,008**	**6.2 %**
Less: Storage Rental Expenses					
Storage Rent	104,291	103,695	0.6 %	97,289	7.2 %
Other Facility Costs	102,772	88,549	16.1 %	87,949	16.9 %
Storage Rental Labor	6,740	5,787	16.5 %	7,253	(7.1) %
Other Storage Rental Expenses	10,161	10,481	(3.1) %	10,847	(6.3) %
Storage Rental Cost of Sales	**$223,964**	**$208,512**	**7.4 %**	**$203,338**	**10.1 %**
Storage Rental Gross Profit	**$535,469**	**$524,429**	**2.1 %**	**$511,670**	**4.7 %**
Storage Rental Gross Margin	*70.5 %*	*71.6 %*	*(110) bps*	*71.6 %*	*(110) bps*
Storage Rental Allocated Overhead	36,168	35,685	1.4 %	40,300	(10.3) %
Total Storage Rental Adjusted EBITDA	**$499,301**	**$488,743**	**2.2 %**	**$471,370**	**5.9 %**
Storage Rent	104,291	103,695	0.6 %	97,289	7.2 %
Storage Rental Net Operating Income	**$603,592**	**$592,438**	**1.9 %**	**$568,659**	**6.1 %**
Service Business Detail					
Total Service Revenue	**$496,976**	**$434,410**	**14.4 %**	**$373,984**	**32.9 %**
Less: Terminations/Permanent Withdrawal Fees	8,363	7,763	7.7 %	6,953	20.3 %
Total Revenue from Adjusted Service Activities	**$488,613**	**$426,647**	**14.5 %**	**$367,031**	**33.1 %**
Less: Service Expenses					
Service Rent	3,869	2,713	42.6 %	3,185	21.5 %
Other Facility Costs	7,386	7,352	0.5 %	6,459	14.4 %
Service Labor	194,761	185,065	5.2 %	182,143	6.9 %
Other Service Expenses	116,641	75,437	54.6 %	56,783	105.4 %
Service Cost of Sales	**$322,657**	**$270,567**	**19.3 %**	**$248,571**	**29.8 %**
Service Gross Profit	**$165,956**	**$156,080**	**6.3 %**	**$118,461**	**40.1 %**
Service Gross Margin	*34.0 %*	*36.6 %*	*(260) bps*	*32.3 %*	*170 bps*
Service Allocated Overhead	26,296	23,669	11.1 %	26,054	0.9 %
Total Service Adjusted EBITDA	**$139,660**	**$132,411**	**5.5 %**	**$92,407**	**51.1 %**

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Q1 2022 Supplemental Financial Information
16

IRON MOUNTAIN
Section VII - Real Estate Metrics

Global Real Estate Portfolio and Lease Obligations

	Global Real Estate Portfolio (1)					
	Owned Facilities		Leased Facilities (2)		Total	
	Buildings	Sq. Ft.	Buildings	Sq. Ft.	Buildings	Sq. Ft.
Total as of 12/31/2021 (3)	263	24,883	1,184	69,746	1,447	94,629
Additions & Expansions	—	—	31	2,421	31	2,421
Dispositions & Move Outs	(1)	(350)	(85)	(2,824)	(86)	(3,174)
Total as of 3/31/2022 (4)	**262**	**24,533**	**1,130**	**69,343**	**1,392**	**93,876**
Total %	*18.8 %*	*26.1 %*	*81.2 %*	*73.9 %*		

Top Five Markets Owned, United States (in Sq. Ft.)	
Northern New Jersey	1,947
Chicago	1,282
Boston	1,258
Dallas	966
Houston	917

Top Five Markets Owned, International (in Sq. Ft.)	
Paris, France	807
Montreal, Canada	552
Mexico City, Mexico	452
Toronto, Canada	434
Lima, Peru	434

Facility Lease Expirations (5) (% of total square feet subject to lease)


6.3%
4.1%
3.5%
4.3%
3.0%
2.2%
3.3%
5.1%
4.6%
63.5%
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter

Weighted-Average Remaining Operating Lease Obligation: 11.9 Years

(1) Includes real estate held in consolidated joint ventures.
(2) Out of the 85 leased building dispositions and move outs, 55 relate to the deconsolidated businesses.
(3) Reflects adjustments to previous periods due to refinements to real estate basis.
(4) Includes 11 owned data center facilities and 5 leased data center facilities with 2.7M Sq.Ft. and 0.6M Sq. Ft., respectively.
(5) Includes financing and operating lease obligations.

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Q1 2022 Supplemental Financial Information
17

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Customer Lease Expiration

Year	Number of Leases Expiring	Total MW Expiring	Percentage of Total MW	Annualized GAAP TCV Rent Expiring	Percentage of TCV Annualized Rent
2022	410	12.3	5.8%	37,459	10.4%
2023	436	22.3	10.4%	65,149	18.1%
2024	257	12.8	6.0%	33,831	9.4%
2025	131	22.4	10.5%	51,020	14.2%
2026	63	20.7	9.7%	34,600	9.6%
2027	17	6.6	3.1%	11,932	3.3%
2028	14	37.1	17.4%	46,118	12.8%
Thereafter	19	79.1	37.1%	79,140	22.0%
Total	**1,347**	**213.3**	**100.0%**	**$359,249**	**100.0%**
WALE:	**4.5 years**				

Data Center Leasing Activity Summary

	Q1 2022			
	Transaction Count	GAAP MRR	kW	$ / kW / Month
New/expansion leases signed	57	$3,357	35,048	$96
Commenced leases	37	581	3,188	182
Renewed leases	124	1,729	7,342	236
Churn	2.0%			
Cash Mark to Market	1.5%			
GAAP Mark to Market	3.1%			

LON-2 Data Center Rendering (London, UK)



investors.ironmountain.com
Q1 2022 Supplemental Financial Information
18

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Operating Portfolio

	Stabilized		Pre-Stabilized		Total	
	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW	Leaseable MW	Leased % by MW
Boyers and Other						
WPA-1 and Other	14.2	77.2%	—	—	14.2	77.2%
Phoenix						
AZP-1	41.0	100.0%	—	—	41.0	100.0%
AZP-2	22.0	100.0%	—	—	22.0	100.0%
AZS-1	5.7	48.5%	—	—	5.7	48.5%
Total Phoenix	**68.7**	**95.7%**	**—**	**—**	**68.7**	**95.7%**
Denver						
DEN-1	11.3	54.7%	—	—	11.3	54.7%
New Jersey						
NJE-1	15.1	100.0%	1.2	8.3%	16.3	93.3%
Northern Virginia						
VA-1	12.4	100.0%	—	—	12.4	100.0%
VA-2	10.0	100.0%	—	—	10.0	100.0%
Amsterdam						
AMS-1	12.7	86.0%	1.1	40.9%	13.8	82.4%
London						
LON-1	9.1	92.7%	—	—	9.1	92.7%
Frankfurt						
FRA-1	9.0	100.0%	—	—	9.0	100.0%
FRA-2	3.6	100.0%	—	—	3.6	100.0%
Singapore						
SIN-1	6.9	100.0%	—	—	6.9	100.0%
India						
Web Werks JV	1.5	41.1%	—	—	1.5	41.1%
Total Data Center Properties	**174.5**	**91.6%**	**2.3**	**23.9%**	**176.8**	**90.7%**

Total Potential Capacity - Megawatts

	Q1 2022	Q1 2021
Leasable	176.8	136.4
Under Construction	87.4	49.3
Held for Development	349.2	259.8
Total Data Center Portfolio	**613.4**	**445.5**

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Q1 2022 Supplemental Financial Information
19

IRON MOUNTAIN
Section VIII - Data Center Customer and Portfolio Metrics

Data Center Expansion and Development Activity

Project / Facilities	MW Under Construction	MW Pre-leased	% Pre-Leased	Investment in Q1 2022 ($M)	Cumulative Investment ($M)	Total Expected Investment ($M)	Expected Completion	Expected Stabilization	MW Held for Development
Data Center Expansion									
Amsterdam									
AMS-1 Phase 4	5.0	—	—	$1.2	$7.3	$45.0	Q2 2023	Q2 2024	4.6
Phoenix									
AZP-2 Phase 5	8.0	4.0	50.0%	$18.7	$51.2	$107.6	Q4 2022	Q1 2023	18.0
Northern Virginia									
VA-2 Phase 3	12.0	12.0	100.0%	$13.0	$19.8	$75.0	Q3 2022	Q3 2022	—
VA-2 Phase 4	14.0	8.0	57.1%	$1.2	$1.3	$120.0	Q2 2023	Q2 2024	—
New Jersey									
NJE Phase 4	0.5	0.5	100.0%	$1.9	$1.9	$4.6	Q4 2022	Q4 2022	8.8
Frankfurt									
FRA-2 Phase 1	1.0	1.0	100.0%	$0.8	$1.7	$4.2	Q2 2022	Q2 2022	6.0
India									
Web Werks	0.7	—	—	—	—	—			1.8
All Other Facilities									14.3
Total Expansion	**41.2**	**25.5**	**62.0%**	**$36.7**	**$83.1**	**$356.4**			**53.5**
New Development									
Amsterdam									
AMS-2	—	—	—	—	—	—			10.6
Chicago									
CHI-2	—	—	—	—	—	—			36.0
Frankfurt (1)									
FRA-1 Phase 2	9.0	9.0	100.0%	—	—	—	Q2 2023	Q4 2024	—
FRA-1 Phase 3	9.0	9.0	100.0%	—	—	—	Q2 2023	Q2 2027	—
London (2)									
LON-2 Phase 1	9.0	9.0	100.0%	$5.4	$22.9	$133.4	Q2 2023	Q4 2023	—
LON-2 Phase 2	9.0	9.0	100.0%	—	—	$60.0	Q4 2023	Q4 2024	—
LON-2 Phase 3	9.0	9.0	100.0%	—	—	$60.0	Q2 2024	Q4 2028	—
Northern Virginia									
VA Future Phases	—	—	—	—	—	—			222.0
India (3)									
Web Werks JV	1.2	—	—	—	—	—			27.1
Total New Development	**46.2**	**45.0**	**97.4%**	**$5.4**	**$22.9**	**$253.4**			**295.7**
Total Development	**87.4**	**70.5**	**80.7%**	**$42.2**	**$106.0**	**$609.8**			**349.2**

(1) FRA-1 is an unconsolidated joint venture; construction costs are funded by the Joint Venture with Iron Mountain managing the construction.
(2) Iron Mountain has accelerated the development timeframe of LON-2 to coincide with delivery requirements based on execution of the lease.
(3) Represents an unconsolidated joint venture in India; operating three facilities in three markets, and with land parcels in a further two markets.

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20

IRON MOUNTAIN
Section IX - Capitalization and Debt Maturity Profile

Capitalization

Revolving Credit Facility and Term Loan A	
Capacity	$2,500,000
Outstanding	$900,000
Letters of Credit	$3,056
Remaining Capacity	$1,596,944
Interest Rate Spread (Prime)	0.75 %
Interest Rate Spread (SOFR+CSA)	1.85 %
Weighted Average Interest Rate	2.15 %
Maturity Date	3/18/2027
Credit Facility Fixed Charge Coverage Ratio	2.4x
Net Total Lease-Adjusted Leverage Ratio	5.4x

Total Market Capitalization as of 03/31/2022	
# of Shares Outstanding	290,550
Share Price as of 03/31/22	$55.41
Total Market Capitalization	$16,099,400
Net Debt (1)	$10,132,616
Total Enterprise Value	$26,232,015
Net Debt to Total Enterprise Value	38.6 %
Adjusted EBITDA to Interest Expense	3.8x
Total Enterprise Value to Adjusted EBITDA (2)	15.6x

Fixed vs. Floating Rate Debt


19%
81%
Fixed Rate Debt
Floating Rate Debt

Credit Rating		
	S&P	Moody's
Corporate	BB-	Ba3
Senior Credit Facility	BB	Ba3
Outlook	Stable	Stable
Latest Update	12/10/2021	12/13/2021

Total Debt Weighted Average Rates	
Weighted Average Interest	4.5 %
Weighted Average Maturity	6.8 Years
USD denominated	85 %

Debt Maturity Profile ($ in Millions) (3)


$38
$523
$50
$551
$916
$1,841
$1,325
$1,000
$1,300
$1,100
$1,350
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
Senior Secured Credit Facility
AUD Term Loan B
USD Term Loan B
Senior Unsecured Notes
Bi-Lateral Loans
A/R Securitization
Mortgage Securitization

(1) Net debt is calculated as current portion of long-term debt of $91.2M plus long-term debt net of current portion of $10,143.0M plus deferred financing costs of $94.1M less cash and cash equivalents of $195.7M.
(2) Total Enterprise Value to Adjusted EBITDA is calculated on a trailing twelve-month basis.
(3) Excludes Deferred Financing Costs, Financing Leases, Notes Payable and Other.

investors.ironmountain.com Q1 2022 Supplemental Financial Information 21

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Capital Expenditures

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Growth:					
Data Center	$82,159	$99,604	(17.5)%	$58,891	39.5 %
Real Estate	27,290	51,883	(47.4)%	19,717	38.4 %
Innovation and Other	6,020	21,633	(72.2)%	6,250	(3.7)%
Total Growth Capital Expenditures	**$115,469**	**$173,120**	**(33.3)%**	**$84,858**	**36.1 %**
Recurring:					
Real Estate	$7,541	$23,634	(68.1)%	$13,225	(43.0)%
Non-Real Estate	24,776	15,669	58.1 %	14,266	73.7 %
Data Center	2,468	6,411	(61.5)%	1,092	125.9 %
Total Recurring Capital Expenditures	**$34,785**	**$45,714**	**(23.9)%**	**$28,583**	**21.7 %**
Total Growth and Recurring Capital Expenditures	**$150,254**	**$218,834**	**(31.3)%**	**$113,441**	**32.5 %**
Net Change in Prepaid and Accrued Capital Expenditures	10,796	(26,728)	(140.4)%	32,087	(66.4)%
Total Cash Paid for Growth and Recurring Capital Expenditures	**$161,050**	**$192,106**	**(16.2)**	**$145,528**	**10.7 %**


TTM Recurring Capex as a % of Revenue (excl. Data Center)
3.5%
3.7%
3.7%
3.2%
3.2%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022


TTM Data Center Recurring CapEx as a % of Data Center Revenue
5.5%
5.0%
4.8%
4.1%
4.2%
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022

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Q1 2022 Supplemental Financial Information
22

IRON MOUNTAIN
Section X - Capital Expenditures and Acquisitions

Business Acquisitions

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Business Acquisitions					
Business Acquisitions	$725,000	—	—	—	—
Change in Business Acquisition Accruals and Cash Acquired	(7,093)	246	(2,983.3)%	—	—
Total Cash Paid for Acquisitions, Net of Cash Acquired	**$717,907**	**$246**	**291,732.1 %**	**—**	**—**

Customer Acquisitions

	Q1 2022	Q4 2021	Q/Q % Change	Q1 2021	Y/Y % Change
Customer Acquisitions					
Acquisition of Customer Relationships	—	—	—	—	—
Customer Inducements	1,913	2,254	(15.1)%	1,457	31.3 %
Contract Fulfillment Costs	14,237	14,825	(4.0)%	16,719	(14.8)%
Total Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$16,150**	**$17,079**	**(5.4)%**	**$18,176**	**(11.1)%**
Change in Customer Acquisition Accruals	—	1,092	(100.0)%	874	(100.0)%
Total Cash Paid for Acquisition of Customer Relationships, Customer Inducements, and Contract Fulfillment Costs	**$16,150**	**$18,171**	**(11.1)%**	**$19,050**	**(15.2)%**

investors.ironmountain.com Q1 2022 Supplemental Financial Information 23

Non-GAAP Measures and Definitions Non-GAAP measures are supplemental metrics designed to enhance our disclosures and to provide additional information that we believe to be important for investors to consider when evaluating our financial performance. These non-GAAP measures should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, income (loss) from continuing operations, net income (loss) or cash flows from operating activities from continuing operations (as determined in accordance with GAAP). Acquisition and Integration Costs: Acquisition and Integration Costs represent operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, facility upgrade and system integration costs (collectively, "Acquisition and Integration Costs"). Acquisition and Integration Costs do not include costs associated with the formation of joint ventures or costs associated with the acquisition of customer relationships. Adjusted Earnings Per Share, or Adjusted EPS: We define Adjusted EPS as reported earnings per share fully diluted from net income (loss) attributable to Iron Mountain Incorporated (inclusive of our share of adjusted losses (gains) from our unconsolidated joint ventures) and excluding certain items, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Amortization related to the write-off of certain customer relationship intangible assets; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; and (vii) Tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods. Adjusted EBITDA and Adjusted EBITDA Margin: We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) Other (income) expense, net; and (vi) Stock-based compensation expense. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenues. We also show Adjusted EBITDA and Adjusted EBITDA Margin for each of our reportable operating segments under “Results of Operations – Segment Analysis” in the 10-Q/10-K. We use multiples of current or projected Adjusted EBITDA in conjunction with our discounted cash flow models to determine our estimated overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flows to support business investment. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. Adjusted EBITDA excludes both interest expense, net and the provision (benefit) for income taxes. These expenses are associated with our capitalization and tax structures, which we do not consider when evaluating the operating profitability of our core operations. Adjusted EBITDA also does not include depreciation and amortization expenses, in order to eliminate the impact of capital investments, which we evaluate by comparing capital expenditures to incremental revenue generated and as a percentage of total revenues. Adjusted EBITDA and Adjusted EBITDA Margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). Adjusted Funds From Operations, or AFFO: AFFO is defined as FFO (Normalized) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer and supplier relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures. We believe that AFFO, as a widely recognized measure of operations of REITs, is helpful to investors as a meaningful supplemental comparative performance measure to other REITs, including on a per share basis. AFFO should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as operating income, net income (loss) or cash flows from operating activities (as determined in accordance with GAAP). AFFO per share: AFFO divided by weighted-average fully-diluted shares outstanding Funds From Operations, or FFO (Nareit), and FFO (Normalized): Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business ("FFO (Normalized)"). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) Intangible impairments; (iv) (Gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) Other (income) expense, net; (vi) Stock-based compensation expense; (vii) Real estate financing lease depreciation; and (viii) Tax impact of reconciling items and discrete tax items. Section XI - Appendix and Definitions investors.ironmountain.com Q1 2022 Supplemental Financial Information 24

FFO (Normalized) per share: FFO (Normalized) divided by weighted-average fully-diluted shares outstanding. Service Adjusted EBITDA: Service Adjusted EBITDA is calculated by taking service revenues excluding terminations and permanent withdrawals less direct expenses and overhead allocated to the service business. Terminations and permanent withdrawals are excluded from this calculation as they are included in the Storage NOI calculation. Storage Adjusted EBITDA: Storage Adjusted EBITDA is calculated by taking storage revenues including terminations and permanent withdrawal fees less direct expenses and overhead allocated to the storage business. Other Definitions Business Segments Global Record and Information Management ("Global RIM") Business: Provides (i) storage of physical records and healthcare information services, vital records services, courier operations, and the collection, handling and disposal of sensitive documents (collectively, “Records Management”) for customers in 59 countries around the globe, (ii) storage and rotation of backup computer media as part of corporate disaster recovery plans, including service and courier operations (“Data Protection & Recovery”); server and computer backup services; and related services offerings, (collectively, “Data Management”), (iii) Global Digital Solutions (“GDS”), which develops, implements and supports comprehensive storage and information management solutions for the complete lifecycle of our customers’ information, including the management of physical records, conversion of documents to digital formats and digital storage of information, primarily in the United States and Canada, (iv) Secure Shredding, which includes the scheduled pick-up of office records that customers accumulate in specially designed secure containers we provide and is a natural extension of our hardcopy records management operations, completing the lifecycle of a record. Complementary to our shredding operations is the sale of the resultant waste paper to third-party recyclers. Through a combination of shredding facilities and mobile shredding units consisting of custom-built trucks, we are able to offer secure shredding services to our customers throughout the United States, Canada and South Africa, (v) Secure IT Asset Disposal ("Secure ITAD"), a component of asset life cycle management, provides secure disposition of obsolete IT assets with: industry leading secure logistics and chain of custody practices, environmentally-responsible asset processing and recycling, and data sanitization and asset refurbishment services that enable value recovery through asset remarketing. Our service focuses on protecting and eradicating customer data while maintaining strong, audible, and transparent chain of custody practices. We are able to offer this service in over 30 countries, and (vi) on-demand, valet storage for consumers (“Consumer Storage”) across 31 markets in North America through a strategic partnership that utilizes data analytics and machine learning to provide effective customer acquisition and a convenient and seamless consumer storage experience. Global Data Center Business: Provides enterprise-class data center facilities and hyperscale-ready capacity to protect mission-critical assets and ensure the continued operation of our customers’ IT infrastructure, with secure, reliable and flexible data center options. Our Global Data Center Business footprint spans nine markets in the United States: Denver, Colorado; Kansas City, Missouri; Boston, Massachusetts; Boyers, Pennsylvania; Manassas, Virginia; Edison, New Jersey; Columbus, Ohio; and Phoenix and Scottsdale, Arizona and nine international markets: Amsterdam, London, Singapore, Frankfurt and, through unconsolidated joint ventures, Frankfurt, Mumbai, Pune, Noida, Bengaluru and Hyderabad. Corporate and Other Business: Consists primarily of Adjacent Businesses, ITRenew, and other corporate items. Adjacent Businesses is comprised of (i) entertainment and media which helps industry clients store, safeguard and deliver physical media of all types, and provides digital content repository systems that house, distribute, and archive key media assets, throughout the United States, Canada, France, China - Hong Kong S.A.R., and the United Kingdom (“Entertainment Services”) and (ii) technical expertise in the handling, installation and storing of art in the United States, Canada and Europe (“Fine Arts”). ITRenew performs asset lifecycle management services, primarily in the United States. Our Corporate and Other Business segment also includes costs related to executive and staff functions, including finance, human resources and IT, which benefit the enterprise as a whole. Capital Expenditures and Investments: Our business requires capital expenditures to support our expected storage rental revenue and service revenue growth and ongoing operations, new products and services and increased profitability. The majority of our capital goes to support business line growth and our ongoing operations. Additionally, we invest capital to acquire or construct real estate. We also expend capital to support the development and improvement of products and services and projects designed to increase our profitability. These expenditures are generally relatively small and discretionary in nature. We categorize our capital expenditures as follows: Growth Investment: Data Center - Expenditures primarily related to investments in new construction of data center facilities (including the acquisition of land and development of facilities) or capacity expansion in existing buildings. Real Estate - Expenditures primarily related to investments in land, buildings, building improvements, leasehold improvements and racking structures to grow our revenues or achieve operational efficiencies. Innovation & Other - Discretionary capital expenditures for significant new products and services, restructuring (including Project Summit), and integration of acquisitions. Recurring: Real Estate - Expenditures primarily related to the replacement of components of real estate assets such as buildings, building improvements, leasehold improvements and racking structures. Section XI - Appendix and Definitions investors.ironmountain.com Q1 2022 Supplemental Financial Information 25

Non-Real Estate - Expenditures primarily related to the replacement of containers and shred bins, warehouse equipment, fixtures, computer hardware, or third-party or internally-developed software assets that support the maintenance of existing revenues or avoidance of an increase in costs. Data Center - Expenditures related to the upgrade or re-configuration of existing data center assets. Components of Overhead: Allocated Overhead – Includes overhead expenses directly associated with storage and service business operations allocated as follows: Field Operation Costs – Allocated to storage and service operations based on percent of revenue. Bad Debt Expenses – Allocated to storage and service operations based on percent of revenue. Transportation Costs – Allocated fully to service operations. Constant Currency: Adjusts results for normalized FX impacts in prior period. Bond Fixed Charge Coverage Ratio: Calculated as TTM Adjusted EBITDA divided by scheduled amortization, interest expense related to outstanding debt. Customer Inducements: Represents Free Move Costs and Permanent Withdrawal Fees. Data Center Business Definitions Leaseable MW - Represents the amount of critical power capacity available for customer use, measured in megawatts. Leased % Calculation - Calculated as the megawatts under contract divided by the leasable megawatts. Monthly Recurring Revenue (MRR) - Defined as recurring contractual revenue under existing commenced customer leases, including rent, power, and other recurring data center services. Pre-leased - A lease on data center capacity that is signed before construction has completed. Pre-Stabilized - A building recently placed in service which has not yet reached 85% leased or 24 months in service. Rental Churn Rate - Represents data center leases which are not renewed or are terminated during the period. Rental churn is calculated based on the MRR terminated in the period, compared with total MRR at the beginning of the period. TCV - “Total Contract Value” represents total revenue contracted for active contracts through the contract term, not including renewals or extensions, but including fixed power charges. Total potential MW - Total amount of existing and planned critical power capacity at full build-out, measured in megawatts. WALE - “Weighted Average Lease Expiry” (in years) is calculated on a revenue basis, using annual GAAP revenue of all in-place contracts, excluding utility reimbursements. Credit Facility Fixed Charge Coverage Ratio: Calculated as LTM Adjusted EBITDA plus rent expenses divided by scheduled amortization, interest expense related to outstanding debt and preferred equity, if any, and rent expenses. Net Lease-Adjusted Leverage Ratio: Calculated as net debt including the capitalized value of lease obligations plus six times rent expenses divided by EBITDA plus rent expenses. Organic Revenue Growth: Our organic revenue growth rate, which is a non-GAAP measure, represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations. Our organic revenue growth rates includes the impact of acquisitions of customer relationships. Records Management Retention Rate: One minus the result of dividing the total number of cubic feet of records removed from inventory due to customer terminations and destructions in a one-year period by the total number of cubic feet of records in storage at the beginning of the period. Restructuring Charges: Operating expenditures associated with Project Summit, our transformation program announced in Q4 2019 which is designed to accelerate execution of Iron Mountain's Strategy. Storage Rev/NOI per Sq.Ft.: Storage revenue (or storage NOI) divided by the quarterly building sq ft average for storage products. Service Profit and Margin: The Gross Profit and Margin attributable to the worldwide service business. Calculated as follows: Services Adjusted EBITDA + Allocated Overhead Expenses = Service Profit ($) / Total Service Revenues (including Termination and Permanent Withdrawal Fees) = Service Margin (%) Storage Net Operating Income, or Storage NOI: Storage NOI is defined as revenue from rental activities (storage rental revenue, termination fees and permanent withdrawal fees) less storage rental costs. Storage rental costs include facility costs (excluding rent), storage rental labor, other storage costs and allocated overhead. Storage NOI is commonly used in the REIT industry and enables investors to understand and value the income generated from the company’s real estate. Section XI - Appendix and Definitions investors.ironmountain.com Q1 2022 Supplemental Financial Information 26

Storage Profit and Margin: Gross Profit and Margin attributable to the worldwide storage business. Calculated as follows: Storage Net Operating Income + Allocated Overhead Expenses - Storage Rent = Storage Profit ($) / Total Storage Revenues (excluding Termination and Permanent Withdrawal Fees) = Storage Margin (%) Tax Rates: Effective Tax Rate - GAAP tax rate for the period calculated as tax expense or benefit for the quarter (total of current and deferred tax provisions), including discrete items, and divided by profit before tax for the period. Structural Tax Rate - Estimated tax rate for the full fiscal year based on forecasted ordinary income and forecasted tax expense/benefit excluding any significant unusual or infrequently occurring items (i.e., discrete items) and items recognized net of tax on the financials (i.e., discontinued operations). Total Physical Storage Volume: Iron Mountain’s comprehensive portfolio of physical storage, including Records Management hardcopy records, data protection tapes, Consumer and Other, and Adjacent Businesses (Fine Art and Entertainment Services), measured on an absolute basis in cubic feet. Section XI - Appendix and Definitions investors.ironmountain.com Q1 2022 Supplemental Financial Information 27